CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-270748, 333-263857, 333-254865, 333-237510, 333-230773 and 333-224501 on Form S-8 and No. 333-232041 on Form S-3 of our report dated March 20, 2024, relating to the financial statements of Smartsheet Inc. and the effectiveness of Smartsheet Inc.'s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended January 31, 2024.

/s/ Deloitte & Touche LLP
Portland, Oregon
March 20, 2024